UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2015, Synergy Pharmaceuticals Inc. (the “Company”) entered into a fourth amended and restated employment agreement with Gary S. Jacob, its Chief Executive Officer, which amended and restated his previous agreement dated December 28, 2012 (the “Jacob Agreement”).  In the Jacob Agreement, a new provision was added to Dr. Jacob’s realization bonus in Section 1.5(b) of the Jacob Agreement that in the event the Company engages in a merger transaction or a sale of substantially all of its assets where (i) the Company’s enterprise value at the time of the merger or sale equals or exceed $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 3.5%.

On January 7, 2015, Synergy Pharmaceuticals Inc. (the “Company”) entered into a third amended and restated employment agreement with Kunwar Shailubhai, its Chief Scientific Officer, which amended and restated his previous agreement dated March 31, 2013 (the “Shailubhai Agreement”).  In the Shailubhai Agreement, among other things, a new provision was added to Dr. Shailubhai’s realization bonus in Section 1.5(b) of the Shailubhai Agreement that in the event the Company engages in a merger transaction or a sale of substantially all of its assets where (i) the Company’s enterprise value at the time of the merger or sale equals or exceed $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Shailubhai shall receive a bonus in an amount determined by multiplying the enterprise value by 1.17%.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which will be attached as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           January 9, 2015

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer